                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              -------------------------

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                         (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                  60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                            THE FIRST NATIONAL BANK OF CHICAGO
                           ONE FIRST NATIONAL PLAZA, SUITE 0286
                              CHICAGO, ILLINOIS   60670-0286
                 ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
                (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -------------------------

                            JOHN DEERE CAPITAL CORPORATION
                 (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                       36-2386361
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


     1 EAST FIRST STREET, SUITE 600
     RENO, NV                                               89501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


                                   DEBT SECURITIES
                           (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of December, 1998.

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         TRUSTEE

                         BY   /s/ Sandra L. Caruba
                              -------------------------
                              SANDRA L. CARUBA
                              VICE PRESIDENT



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                   December 18, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between John Deere Capital Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO

                         BY:  /s/ Sandra L. Caruba
                              ------------------------------
                              SANDRA L. CARUBA
                              VICE PRESIDENT

                                  EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago      Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                           Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                          DOLLAR AMOUNTS IN THOUSANDS
                                                                                          ---------------------------
                                                                                          RCFD           BIL MIL THOU    C400
                                                                                          ----           -----------     ----
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                               RCFD
     a. Noninterest-bearing balances and currency and coin(1). . . . . . . . . .          0081            4,898,646       1.a
     b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . . . . .          0071            4,612,143       1.b
 2.  Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A). . . . . . . .          1754                    0       2.a
     b. Available-for-sale securities (from Schedule RC-B, column D) . . . . . .          1773            9,817,318       2.b
 3.  Federal funds sold and securities purchased under agreements to
      resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1350            6,071,229       3.
 4.  Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule. . . . . . . . .          RCFD
     RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2122           26,327,215       4.a
     b. LESS: Allowance for loan and lease losses. . . . . . . . . . . . . . . .          3123              412,850       4.b
     c. LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . . . . .          3128                    0       4.c
     d. Loans and leases, net of unearned income, allowance, and . . . . . . . .          RCFD
        reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . . . .          2125           25,914,365       4.d
 5.  Trading assets (from Schedule RD-D) . . . . . . . . . . . . . . . . . . . .          3545            6,924,064       5.
 6.  Premises and fixed assets (including capitalized leases). . . . . . . . . .          2145              731,747       6.
 7.  Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . .          2150                6,424       7.
 8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . .          2130              153,385       8.
 9.  Customers' liability to this bank on acceptances outstanding. . . . . . . .          2155              352,324       9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . .          2143              295,823      10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . .          2160            2,193,803      11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . .          2170           61,971,271      12.

--------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                              DOLLAR AMOUNTS IN
                                                                                                  THOUSANDS
                                                                                          ------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C. . . . . . . . . .          RCON
        from Schedule RC-E, part 1). . . . . . . . . . . . . . . . . . . . . . .          2200           20,965,124         13.a
        (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . . . . . . .          6631            9,191,662         13.a1
      Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6636           11,773,462         13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and . . . . . . . .          RCFN
        IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . . . . . . .          2200           15,912,956         13.b
        (1) Noninterest bearing. . . . . . . . . . . . . . . . . . . . . . . . .          6631              475,182         13.b1
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . .          6636           15,437,774         13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          RCFD 2800       4,245,925         14
15.  a. Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . .          RCON 2840         359,381         15.a
        Trading Liabilities(from Sechedule RC-D) . . . . . . . . . . . . . . . .          RCFD 3548       5,614,049         15.b

16.  Other borrowed money: . . . . . . . . . . . . . . . . . . . . . . . . . . .          RCFD
     a. With original maturity of one year or less . . . . . . . . . . . . . . .          2332            4,603,402         16.a
     b. With original  maturity of more than one year. . . . . . . . . . . . . .          A547              328,001         16.b
     c. With original maturity of more than three years. . . . . . . . . . . . .          A548              324,984         16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding . . . . . . . . . .          2920              352,324         18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . .          3200            2,400,000         19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . . . . .          2930            1,833,935         20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . . . . . .          2948           56,940,081         21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . . .          3838                    0         23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3230              200,858         24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . . .          3839            3,192,857         25.
26.  a. Undivided profits and capital reserves . . . . . . . . . . . . . . . . .          3632            1,614,511         26.a
     b. Net unrealized holding gains (losses) on available-for-sale
         securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8434               27,815         26.b
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . . .          3284               (4,851)        27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . .          3210            5,031,190         28.
29.  Total liabilities, limited-life preferred stock, and equity
       capital (sum of items 21, 22, and 28) . . . . . . . . . . . . . . . . . . .        3300           61,971,271         29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the  most
     comprehensive level of auditing work performed for the bank by independent external                     Number
     auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . RCFD 6724 . . . . . / N/A /     M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

--------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.